DocuSign Envelope ID: 78F7D5CD-05D8-4EA1-B4DF-9ECE0DC57160

Exhibit 10.31

Purchaser Agreement	Forrester Research, Inc.

This Purchase Agreement will remain in effect from 1/4/2016 through 1/3/2017, and is governed by and made a part of the Master Agreement previously concluded between Forrester Research, Inc. and/or one of its Affiliates ("Forrester") and the undersigned Forrester client or one of its Affiliates ("Master Agreement").  To the extent the client named below ("Client") or a Forrester entity signing this Purchase Agreement is an Affiliate of a counterparty to the Master Agreement, Client or the Forrester entity signing this Purchase Agreement, as applicable, hereby agrees to be subject to the terms and conditions of the Master Agreement for purposes of this Purchase Agreement to the same extent as if Client or such Forrester entity were the counterparty thereunder.  The parties agree that various Forrester Affiliates may assist in the provision of products or services under this Purchase Agreement, provided that Forrester Research, Inc. shall remain primarily liable to Client for fulfillment of any products or services provided within the United States and Forrester Switzerland GmbH shall remain primarily liable to Client for fulfillment of any products or services provided outside the United States. Any changes to this Purchase Agreement must be agreed upon in writing.

Client Information (Ship to address on invoice)	Invoice Information (Bill to address on invoice)
Company: McorpCX, Inc Name: Lynn Davison Address: 201 Spear St Ste 1100 San Francisco, CA USA 94105-6164 Email: ldavison@mcorp.cx Phone: (415) 526-2653
Company:                                McorpCX, Inc
Name:                                       Lynn Davison
Address: 201 Spear St Ste 1100
San Francisco, CA USA 94105-6164
Email:       ldavison@mcorp.cx
Phone:     (415) 526-2653
PO#:
Invoice(s) will show information exactly as it appears above. Initial here confirming all information is correct.

Client agrees to purchase the following products and services from Forrester Research, Inc.

Number	Product or Services

1	Emerging Tech RoleView MEMBER - Forum Seat for Member

1	Emerging Tech RoleView MEMBER - M&S RoleView License

Comments

EMERGING TECH-M&S MEMBER:  Each Emerging Tech-M&S Member License purchased hereunder is a User License that entitles its holder to: (a) access the M&S Research Content and TI Research Content in accordance with the Master Agreement; (b) unlimited Analyst Inquiry with the Forrester analysts producing the M&S Research Content and TI Research Content; (c) participation in Forrester Webinars with the Forrester analysts producing the M&S Research Content and TI Research Content held during the term of this Purchase Agreement; (d) Research Inquiry; and (e) Click and Share.

DEFINED TERMS:

M&S RESEARCH CONTENT:   M&S Research Content is the portion of Forrester's written research delivered via www.forrester.com that is targeted specifically to professionals working in Marketing and Strategy roles within their organization.

TI RESEARCH CONTENT:  TI Research Content is the portion of Forrester's written research delivered via www.forrester.com that is targeted specifically to professionals working in Technology Industry roles within their organization.

ANALYST INQUIRY:  Analyst Inquiry entitles the licensed user to request e-mail responses from the specified Forrester analysts and schedule one-on-one telephone meetings with such Forrester analysts at mutually agreed-upon times for periods not to exceed thirty (30) minutes per meeting. Analyst Inquiries should be based on Forrester's written research. All Analyst Inquiry res ponses are for Client's internal business use only.

Version 5/10/2013 Swiss.
Quote:  Q-00026552
Price List:  USA_USD_April_2015
Page

DocuSign Envelope ID: 78F7D5CD-05D8-4EA1-B4DF-9ECE0DC57160

Account Name: McorpCX, Inc	Forrester Contact: Scott Nestor

RESEARCH INQUIRY:   Research Inquiry allows licensed users to obtain answers regarding Forrester's research from Forrester's Research Inquiry team.

CLICK AND SHARE:  Click and Share allows the licensed user to share up to four (4) separate documents from the specified Research Content with up to four (4) non-licensed individuals during the term of this Purchase Agreement using the Click and Share function on Forrester's website.  Click and Share is in addition to any other rights granted to Client under this Purchase Agreement or the Master Agreement.

Version 5/10/2013 Swiss.
Quote:  Q-00026552
Price List:  USA_USD_April_2015

DocuSign Envelope ID: 78F7D5CD-05D8-4EA1-B4DF-9ECE0DC57160

Account Name: McorpCX, Inc	Forrester Contact: Scott Nestor

Fees and Payment Terms

Client agrees to pay Forrester Research, Inc. the amount of $ 23,000.00 for the products and/or services specified above. Client agrees to pay any sales, use or other tax that may be applicable. Client will be responsible for all travel-related expenses (hotel, airfare, taxi/car, and meals). Payment terms are net cash within thirty (30) days upon the following invoice schedule:

$11,500.00 upon signature date
$11,500.00 upon invoice dated 4/4/2016

Forrester Research, Inc. will not compensate or carry over credit for Products or Advisory Services not used during the term of this Purchase Agreement. All invoices are payable in U.S. Dollars.

This Purchase Agreement and the Master Agreement referenced herein shall be the complete agreement between Forrester and Client regarding the subject matter hereof and supersede all proposals (other than proposals expressly referenced herein), prior negotiations, agreements and understandings with respect thereto whether oral or written.

McorpCX, Inc	Forrester Research, Inc.
Tax ID #: 04-2797789
Signature:	Signature:
Name: Lynn Davison	Name:
Title: CEO	Title:
Date:	Date:

Forrester Switzerland GmbH
VAT ID #: CHE-110.598.462 MWST
Signature:
Name:
Title:
Date:

Versopm 5/10/2013 Swiss.
Quote:  Q-00026552
Price List:  USA_USD_April_2015

Certificate Of Completion
Envelope Id: 78F7D5CD05D84EA1B4DF9ECE0DC57160		Status: Sent
Subject: Forrester Documents for Mcorp.CX DocuSign Signature
Source Envelope:
Document Pages: 3	Signatures: 3	Envelope Originator:
Certificate Pages: 2	Initials: 0	Scott Nestor
AutoNav: Enabled		60 Acorn Park Drive
EnvelopeId Stamping: Enabled		Cambridge, MA 02140
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		snestor@forrester.com
IP Address: 96.43.147.8

Record Tracking
Status: Original	Holder: Scott Nestor	Location: DocuSign
12/30/2015 3:30:37 PM	snestor@forrester.com

Signer Events	Signature	Timestamp

Lynn Davison ldavison@mcorp.cx COO McorpCX Security Level: Email, Account Authentication (None) Electronic Record and Signature Disclosure: Not Offered ID:		Sent: 12/30/2015 3:33:55 PM Viewed: 12/30/2015 3:38:08 PM

Contracts contracts@forrester.com Security Level: Email, Account Authentication (None) Electronic Record and Signature Disclosure: Not Offered ID:

Michael Doyle forresterinc@forrester.com Security Level: Email, Account Authentication (None) Electronic Record and Signature Disclosure: Not Offered ID:

Declan Falvey forrestergmbh@forrester.com Security Level: Email, Account Authentication (None) Electronic Record and Signature Disclosure: Not Offered ID:

In Person Signer Events	Signature	Timestamp
Editor Delivery Events	Status	Timestamp
Agent Delivery Events	Status	Timestamp
Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp
Carbon Copy Events	Status	Timestamp

Scott Nestor snestor@forrester.com Security Level: Email, Account Authentication (None) Electronic Record and Signature Disclosure: Not Offered ID:

Contracts Repository outgoingcontracts@forrester.com Security Level: Email, Account Authentication (None) Electronic Record and Signature Disclosure: Not Offered ID:

Notary Events		Timestamp
Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	12/30/2015 3:33:55 PM